Exhibit 99.1

29 OCTOBER 2019 | NYSE: NXRT

EARNINGS SUPPLEMENT: THIRD QUARTER 2019

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: 972-628-4100

INVESTOR RELATIONS:

JACKIE GRAHAM - 972-419-6213

WWW.NEXPOINTLIVING.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Recent Activity	5
Financial Summary	6
2019 Full Year Guidance Summary	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
Q3 Same Store Results	11
Q3 Same Store Properties Operating Metrics	13
YTD Same Store Results	14
FFO, Core FFO and AFFO	16
Historical Capital Expenditures	18
Value-Add Program Details	19
Outstanding Debt Details	20
Debt Maturity Schedule	22
Historical Acquisition Details	23
Historical Disposition Details	24
Definitions and Reconciliations of Non-GAAP Measures	25

ARBORS OF BRENTWOOD: NASHVILLE, TN

THE MODEL UNIT LIVING ROOM

   AN OPPORTUNISTIC ACQUISITION

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

972-419-6213

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS THIRD QUARTER AND YEAR TO DATE 2019 RESULTS

NXRT Boosts Quarterly Dividend by 13.6% and Acquires $484.3 million of Properties in Core Markets

Dallas, TX, October 29, 2019 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the third quarter ended September 30, 2019.

Highlights

•

NXRT[1] reported Net Income, FFO[2], Core FFO[2] and AFFO[2] of $118.7M, $8.6M, $11.5M and $13.3M, respectively, attributable to common stockholders for the quarter ended September 30, 2019, compared to Net Loss, FFO, Core FFO, and AFFO of $(5.3)M, $5.9M, $8.9M and $10.3M, respectively, attributable to common stockholders for the quarter ended September 30, 2018.

•

NXRT reported Net Income, FFO, Core FFO and AFFO of $112.4M, $30.6M, $33.5M and $38.9M, respectively, attributable to common stockholders for the nine months ended September 30, 2019, compared to Net Income, FFO, Core FFO, and AFFO of $3.2M, $23.0M, $25.9M and $30.0M, respectively, attributable to common stockholders for the nine months ended September 30, 2018.

•

For the three months ended September 30, 2019, Q3 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 3.7%, 3.7% and 4.4%, respectively, and occupancy decreased 80 bps over the prior year period.

•

For the nine months ended September 30, 2019, YTD Same Store properties[3] average effective rent, total revenue and NOI[2] increased 3.7%, 4.1% and 5.1%, respectively, and occupancy decreased 80 bps over the prior year period.

•

During the three months ended September 30, 2019, NXRT acquired two properties in Nashville, TN (Residences at Glenview Reserve and Arbors of Brentwood), one in Orlando, FL (Residences at West Place) and one in Pembroke Pines, FL (Avant at Pembroke Pines) for a combined purchase price of approximately $484.3M.

•

The weighted average effective monthly rent per unit across all 37 properties held as of September 30, 2019 (the “Portfolio”), consisting of 13,757 units, was $1,095, while physical occupancy was 93.6%.

•	NXRT paid a third quarter dividend of $0.275 per share of common stock on September 30, 2019.
•

During the third quarter, for the properties in our Portfolio, we completed 588 full and partial upgrades and leased 418 upgraded units, achieving an average monthly rent premium of $99 and a 25.2% ROI[4]. Since inception, for the properties in our Portfolio, we have completed 5,842 full and partial upgrades and achieved an average monthly rental increase per unit of $98, equating to a 24.2% ROI on all units leased as of September 30, 2019.

•	During the third quarter of 2019, we completed Smart Home Technology installs on 2,271 units, covering 8 properties.
•

On August 28, 2019 and August 30, 2019, NXRT completed the previously disclosed sale of six properties (the “Sunbelt Portfolio”) for a total sale price of approximately $289.9 million which netted proceeds of approximately $140.2 million after repayment of debt and closing costs. These proceeds were used to acquire Avant at Pembroke Pines on August 30, 2019 and Arbors of Brentwood on September 10, 2019.

•

On October 28, 2019, the Company’s board declared a quarterly dividend of $0.3125 per share, a 13.6% increase from the previous dividend per share. Since inception, NXRT has increased the dividend per share by 51.7%.

•

From May 2019 through October 2019, through its at-the-market offering (“ATM program”), NXRT issued approximately 1.4 million shares for approximately $60.8 million in net proceeds, which NXRT used to pay down the corporate revolver. During Q3 2019, NXRT issued approximately 0.9 million shares for approximately $39.9 million in net proceeds through the ATM program.

(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 26 properties encompassing 9,253 units of apartment space in our Same Store pool for the three and nine months ended September 30, 2019 (our “Q3 Same Store” and “YTD Same Store” properties).

(4)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

“We’re proud to report continued Core FFO growth during the quarter, as well as the successful disposition of six assets in which the proceeds were used to acquire well located properties in our core markets of Nashville and South Florida. We are also pleased with the Board’s approval of another double-digit increase to NXRT’s quarterly dividend. Over the past five years, we’ve maintained a consistent payout ratio while doubling the dividend per share over that period,” stated NXRT Chairman and President, Jim Dondero.

Third Quarter 2019 Financial Results

•	Total revenues were $46.8 million for the third quarter of 2019, compared to $36.5 million for the third quarter of 2018.
•

Net income for the third quarter of 2019 totaled $119.1 million, or income of $4.84 per diluted share, which included $17.2 million of depreciation and amortization expense. This compared to net loss of $(5.3) million, or a loss of $(0.25) per diluted share, for the third quarter of 2018, which included $11.2 million of depreciation and amortization expense.

•

The change in our net income of $119.1 million for the three months ended September 30, 2019 as compared to our net loss of $(5.3) million for the three months ended September 30, 2018 primarily relates to increases in gains on sales of real estate and total revenues, partially offset by increases in depreciation and property operating expenses.

•	For the third quarter of 2019, NOI was $26.1 million on 37 properties, compared to $20.0 million for the third quarter of 2018 on 32 properties.
•	For the third quarter of 2019, Q3 Same Store NOI increased 4.4% to $16.9 million, compared to $16.2 million for the third quarter of 2018.
•	For the third quarter of 2019, FFO totaled $8.6 million, or $0.35 per diluted share, compared to $5.9 million, or $0.28 per diluted share, for the third quarter of 2018.
•	For the third quarter of 2019, Core FFO totaled $11.5 million, or $0.47 per diluted share, compared to $8.9 million, or $0.42 per diluted share, for the third quarter of 2018.
•	For the third quarter of 2019, AFFO totaled $13.3 million, or $0.54 per diluted share, compared to $10.3 million, or $0.48 per diluted share, for the third quarter of 2018.

2019 Year to Date Financial Results

•	Total revenues were $131.4 million for the nine months ended September 30, 2019, compared to $107.2 million for the nine months ended September 30, 2018.
•

Net income for the nine months ended September 30, 2019 totaled $112.7 million, or income of $4.63 per diluted share, which included $45.7 million of depreciation and amortization expense. This compared to net income of $3.2 million, or income of $0.15 per diluted share, for nine months ended September 30, 2018, which included $33.6 million of depreciation and amortization expense.

•

The change in our net income of $112.7 million for the nine months ended September 30, 2019 as compared to our net income of $3.2 million for the nine months ended September 30, 2018 primarily relates to increases in gains on sales of real estate and total revenues, partially offset by increases in depreciation and property operating expenses.

•	For the nine months ended September 30, 2019, NOI was $74.3 million on 37 properties, compared to $58.9 million for the nine months ended September 30, 2018 on 35 properties.
•	For the nine months ended September 30, 2019, Q3 Same Store NOI increased 5.1% to $50.4 million, compared to $47.9 million for the nine months ended September 30, 2018.
•

For the nine months ended September 30, 2019, FFO totaled $30.6 million, or $1.26 per diluted share, compared to $23.0 million, or $1.08 per diluted share, for the nine months ended September 30, 2018.

•

For the nine months ended September 30, 2019, Core FFO totaled $33.5 million, or $1.38 per diluted share, compared to $25.9 million, or $1.21 per diluted share, for the nine months ended September 30, 2018.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

•

For the nine months ended September 30, 2019, AFFO totaled $38.9 million, or $1.60 per diluted share, compared to $30.0 million, or $1.41 per diluted share, for the nine months ended September 30, 2018.

Third Quarter Earnings Conference Call

NXRT will host a call on Tuesday, October 29, 2019 at 11:00 a.m. ET to discuss its third quarter financial results. The conference call can be accessed live over the phone by dialing 800-367-2403 or, for international callers, +1 334-777-6978, and using passcode Conference ID: 6897827.  A live audio webcast of the call will be available online at the Company's website, http://www.nexpointliving.com (under "Investor Relations").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, November 5, 2019, by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 6897827.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, www.nexpointliving.com, under the “Investor Relations” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “intend” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, new business metrics relating to Avant at Pembroke Pines and Arbors of Brentwood, NXRT’s guidance for financial results for the full year 2019 and the related assumptions, net asset value and the related components and assumptions, guidance for the fourth quarter 2019 and the related assumptions, planned value-add programs, including projected average rent, rent change and return on investment and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: THIRD QUARTER 2019 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$47.48
Insider Ownership	21.01%
2019 Q4 Dividend Per Share	$0.3125
Dividend Yield (1)	2.63%
Shares Outstanding - basic (Wtd Avg. 3 mo. ended 09/30/2019)	24,088
Shares Outstanding - diluted (Wtd Avg. 3 mo. ended 09/30/2019)	24,557
(1)	As of the close of market trading on October 28, 2019.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	22.2%
Nashville	16.8%
South Florida	14.2%
Atlanta	10.6%
Phoenix	9.6%
Houston	8.6%
Orlando	8.5%
Charlotte	4.2%
Tampa	4.2%
D.C. Metro	1.1%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Recent Activity

NEW ACQUISITION METRICS

	Avant at Pembroke Pines	Arbors of Brentwood	Total/ Average
New Unit Interior Upgrade Inventory	938	147	1,085
Average Interior Upgrade Cost	$13,562	$10,193	$13,106
Underwritten Average Rent Premium (monthly)	$234	$149	$222
Forecast Return on Investment (annual)	20.7%	17.5%	20.4%
New Smart Home Technology Packages	1,520	346	1,866
Rental Revenue Growth, Next Three Years Avg.	7.0%	7.0%	7.0%
Total Revenue Growth, Next Three Years Avg.	6.5%	6.5%	6.5%
NOI Growth, Next Three Years Avg.	8.4%	7.0%	8.2%
Cap Rate Expansion, Next Three Years Total (basis points)	100	67	96
Cap Rate Expansion, Seven Year Hold (basis points)	185	140	179

*All of the above based off management estimates

LEASED REHABS

CONSISTENT DEMAND FOR NXRT UPGRADED UNITS

4.0% RENT GROWTH				3.5% RENT GROWTH

ON Q3’19 NEW LEASES				ON Q3’19 RENEWALS

Top 5 Markets	New Leases	% Increase	Rent Increase	Top 5 Markets	Renewals	% Increase	Rent Increase
DC Metro	19	10.8%	$122	Charlotte	94	5.3%	$49
Charlotte	87	7.7%	$74	Atlanta	289	4.8%	$50
Phoenix	179	6.9%	$71	Phoenix	186	3.8%	$40
Tampa	67	6.5%	$60	Tampa	99	3.8%	$34
South FL	347	5.0%	$48	DFW Metro	414	3.7%	$34

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q3 2019	Q3 2018	YTD 2019	YTD 2018
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$1,160,000	$690,000
Share Price (as of the last day of the period)	$46.76	$33.20
Weighted average common shares outstanding - basic	24,088	20,775	23,793	20,847
Weighted average common shares outstanding - diluted	24,557	21,262	24,280	21,328

Earnings Profile
Total revenues	$46,833	$36,495	$131,390	$107,207
Net income (loss) attributable to common stockholders	118,747	(5,245)	112,406	3,158
NOI (1)	26,100	19,959	74,264	58,924
Same Store NOI (2)	16,898	16,185	50,370	47,936
Same Store NOI Growth (%) (2)	4.4%		5.1%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$4.84	$(0.25)	$4.63	$0.15
FFO (1)	$0.35	$0.28	$1.26	$1.08
Core FFO (1)	$0.47	$0.42	$1.38	$1.21
AFFO (1)	$0.54	$0.48	$1.60	$1.41
Dividends declared per common share	$0.275	$0.250	$0.825	$0.750
FFO Coverage (3)	1.27x	1.12x	1.53x	1.44x
Core FFO Coverage (3)	1.70x	1.67x	1.67x	1.62x
AFFO Coverage (3)	1.97x	1.93x	1.94x	1.88x

Portfolio
Total Properties	37	35
Total Units	13,757	12,555
Occupancy	93.6%	93.8%
Average Effective Monthly Rent per Unit	$1,095	$979

Same Store Portfolio Metrics (2)
Total Same Store Properties	26	26	26	26
Total Same Store Units	9,253	9,253	9,253	9,253
Occupancy	93.3%	94.1%	93.3%	94.1%
Average Effective Monthly Rent per Unit	$1,034	$997	$1,034	$997

Value-Add Program
Completed Rehab Units	588	439	1,308	1,116
Cumulative Completed Rehab Units (4)	5,842
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$98
ROI on Post-Rehab Units	24.2%

Outstanding Debt Summary
Total Mortgage Debt	$1,060,948	$845,945
Credit Facilities	107,000	80,000
Total Debt Outstanding	$1,167,948	$925,945
Leverage Ratio (Net Debt to Enterprise Value) (5)	49%	57%
(1)	For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.
(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q3 and YTD Same Store properties, see the “Q3 Same Store Results” and “YTD Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted September 30, 2019) over dividends declared per common share during the period.
(4)	Inclusive of all full and partial interior upgrades completed through. Cumulative results exclude rehabs completed for properties sold through September 30, 2019.
(5)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2019 Full Year Guidance Summary

NXRT is tightening 2019 guidance ranges for earnings (loss) per diluted share and Same Store NOI guidance. NXRT is reaffirming Core FFO per diluted share as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings (loss) per diluted share (2)	$4.38	$4.42	$4.47	$4.59
Core FFO per diluted share (2) (3)	$1.88	$1.92	$1.95	$1.90

Same Store Growth: (4)
Rental Income	4.0%	4.5%	5.0%
Total Revenue	4.5%	5.0%	5.5%
Total Expenses	2.5%	3.0%	3.5%	3.3%
Same Store NOI (3)	6.0%	6.6%	7.3%	6.3%

Other Considerations:
Acquisitions (5)	$636.0	$756.5	$877.0	$301.5
Dispositions	$289.9	$314.9	$339.9	$314.9
(1)

Full Year 2019 guidance forecast includes Same Store growth projections presented above, which takes into effect the acquisition of the Residences at Glenview, Residences at West Place, Avant at Pembroke Pines and Arbors of Brentwood.

(2)	Weighted average diluted share count estimate for full year 2019 is approximately 24.6 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2019 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2019 Same Store pool (25 properties).
(5)	Includes $636.0 million in acquisitions of Bella Vista, Enclave, Heritage, Summers Landing, the Residences at Glenview, Residences at West Place, Avant at Pembroke Pines and Arbors of Brentwood.

Additional information on third quarter 2019 results and 2019 financial and earnings guidance is included in the following sections of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	17.7%	5.2%	5.5%	$364,071	$395,762
Houston	7.8%	5.5%	5.9%	151,035	163,517

North Carolina
Charlotte	4.0%	5.0%	5.5%	82,275	92,119

Georgia
Atlanta	10.7%	5.0%	5.5%	219,894	246,206

Tennessee
Nashville	16.6%	5.0%	5.5%	342,163	383,105

Florida
Orlando	9.4%	5.0%	5.3%	203,484	217,477
Tampa	3.4%	5.0%	5.3%	73,397	78,444
West Palm Beach	17.7%	5.0%	5.3%	382,115	408,390

Washington D.C.
Other	1.3%	5.5%	5.8%	26,493	28,451

Arizona
Phoenix	11.3%	5.0%	5.3%	242,561	259,241
Total / Ave	100.0%	5.1%	5.4%	$2,087,488	$2,272,712

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$2,087,488	$2,272,712
Cash	20,373
Restricted Cash - Renovation & Green Reserves (5)	16,535
Renovation & Green Capital Expenditures (5)	(16,535)
Cash Adjustments (6)	(748)
Fair Market Value of Interest Rate Swaps	0
Other Assets	33,358
Value of Assets	$2,140,471	$2,325,695

Tangible Liabilities
Credit Facility (7)	$107,000
Mortgage Debt	1,060,948
Total Outstanding Debt	1,167,948
Forward 12-month Principal Payments (7)	(748)
Total Outstanding Debt (FY 2019 Est.)	1,167,200
Other Tangible Liabilities (at Book)	38,399
Derivative Liability	0
Value of Liabilities	$1,205,599
Net Leverage (mid-point)	54%
Net Asset Value	$934,872	$1,120,096
Shares outstanding - diluted (FY 2019 Est.)	25,461
Est. NAV / Share	$36.72	$43.99
NAV / Share (mid-point)	$40.36

NOI ESTIMATE

1Q 2019 NOI Actual	23,587
2Q 2019 NOI Actual	24,578
3Q 2019 NOI Actual	26,100
	Low	High
Estimated 4Q 2019 NOI Guidance (3)	27,000	29,000
2019 Pro Forma NOI Guidance (3) (4)	$113,153	$115,175

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$2,072,297	$2,240,661
No. of Units (September 30, 2019 E.) (2)	13,757
Implied Value/Apartment Unit	$150.6	$162.9
Implied Value/Apartment Unit (mid-point)	$156.8

(1)	Management estimates based on independent third-party review of our properties.
(2)	Fourth Quarter and Full Year 2019 NOI Guidance is presented for the existing portfolio (37 properties at October 29, 2019).
(3)

The Company anticipates net income (loss) will be in the range between approximately $107.9 million and $109.9 million for the full year of 2019 and between $(3.0) million and $(5.0) million for the fourth quarter of 2019.

(4)

2019 Pro Forma NOI Guidance takes into effect the acquisitions of Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines and Arbors of Brentwood as if as if they were purchased on January 1, 2019, which would have contributed $1,050, $2,800, $2,500, $15,800 and $3,400 respectively, to NOI. 2019 Pro Forma NOI Guidance also takes into effect the disposition of the SunBelt portfolio as if it was disposed on January 1, 2019, which would have reduced NOI by $14,900.

(5)

Includes approximately $16.0 million that is held for value-add upgrades and approximately $0.5 million that is escrowed to finance green property improvements; reduced by $16.5 million for estimated 2019 rehab and green capital expenditures.

(6)	Includes approximately $0.7 million in forward 12-month principal payments.

(7)   Includes outstanding balance as of September 30, 2019.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$261,592	$202,347
Buildings and improvements	1,316,087	935,604
Intangible lease assets	10,897	3,049
Construction in progress	1,598	1,881
Furniture, fixtures, and equipment	69,417	61,456
Total Gross Operating Real Estate Investments	1,659,591	1,204,337
Accumulated depreciation and amortization	(138,210)	(134,124)
Total Net Operating Real Estate Investments	1,521,381	1,070,213
Real estate held for sale, net of accumulated depreciation of $4,594 and $897, respectively	32,635	17,329
Total Net Real Estate Investments	1,554,016	1,087,542
Cash and cash equivalents	20,373	19,864
Restricted cash	41,108	23,265
Accounts receivable	3,567	3,340
Prepaid and other assets	5,218	9,058
Fair market value of interest rate swaps	—	18,141
TOTAL ASSETS	$1,624,282	$1,161,210

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,027,947	$824,702
Mortgages payable held for sale, net	26,616	13,318
Credit facility, net	106,034	—
Accounts payable and other accrued liabilities	13,314	5,765
Accrued real estate taxes payable	17,742	12,607
Accrued interest payable	3,111	2,852
Security deposit liability	2,732	1,889
Prepaid rents	1,500	1,482
Fair market value of interest rate swaps	2,051	—
Total Liabilities	1,201,047	862,615

Redeemable noncontrolling interests in the Operating Partnership	3,424	2,567

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 24,799,905 and 23,499,635 shares issued and outstanding, respectively	247	234
Additional paid-in capital	337,694	285,511
Accumulated earnings (loss) less dividends	84,924	(6,764)
Accumulated other comprehensive income (loss)	(3,054)	17,047
Total Stockholders' Equity	419,811	296,028
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,624,282	$1,161,210

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Rental income	$40,828	$31,724	$114,861	$93,366
Other income	6,005	4,771	16,529	13,841
Total revenues	46,833	36,495	131,390	107,207
Expenses
Property operating expenses	11,456	9,231	31,256	26,339
Real estate taxes and insurance	6,731	5,048	18,053	14,492
Property management fees (1)	1,408	1,085	3,939	3,205
Advisory and administrative fees (2)	1,891	1,885	5,613	5,586
Corporate general and administrative expenses	2,339	1,932	7,313	5,731
Property general and administrative expenses	1,547	1,280	4,973	4,475
Depreciation and amortization	17,228	11,228	45,692	33,638
Total expenses	42,600	31,689	116,839	93,466
Operating income before gain on sales of real estate	4,233	4,806	14,551	13,741
Gain on sales of real estate	127,700	—	127,700	13,742
Operating income	131,933	4,806	142,251	27,483
Interest expense	(9,960)	(7,119)	(26,638)	(20,739)
Loss on extinguishment of debt and modification costs	(2,869)	(2,947)	(2,869)	(3,576)
Net income (loss)	119,104	(5,260)	112,744	3,168
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	357	(15)	338	10
Net income (loss) attributable to common stockholders	$118,747	$(5,245)	$112,406	$3,158
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	(3,550)	1,222	(20,161)	11,732
Total comprehensive income (loss)	115,554	(4,038)	92,583	14,900
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	347	(12)	278	45
Comprehensive income (loss) attributable to common stockholders	$115,207	$(4,026)	$92,305	$14,855

Weighted average common shares outstanding - basic	24,088	20,775	23,793	20,847
Weighted average common shares outstanding - diluted	24,557	21,262	24,280	21,328

Earnings (loss) per share - basic	$4.93	$(0.25)	$4.72	$0.15
Earnings (loss) per share - diluted	$4.84	$(0.25)	$4.63	$0.15

(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Results of Operations for the Three Months Ended September 30, 2019 and 2018

There are 26 properties encompassing 9,253 units of apartment space, or approximately 67% of our Portfolio, in our same store pool for the three months ended September 30, 2019 and 2018 (our “Q3 Same Store” properties). Our Q3 Same Store properties exclude the following 11 properties in our Portfolio as of September 30, 2019: Cedar Pointe, Crestmont Reserve, Brandywine I & II, Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines and Arbors of Brentwood.

As of September 30, 2019, our Q3 Same Store properties were approximately 93.3% leased with a weighted average monthly effective rent per occupied apartment unit of $1,034, a year-over-year decrease of 80 bps and an increase of $37, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended September 30, 2019 and 2018 for our Q3 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended September 30,
	2019	2018	$ Change	% Change
Revenues
Same Store
Rental income	$26,707	$25,878	$829	3.2%
Other income	$4,014	$3,754	260	6.9%
Same Store revenues	30,721	29,632	1,089	3.7%
Non-Same Store
Rental income	14,121	5,846	8,275	N/M
Other income	1,991	1,017	974	N/M
Non-Same Store revenues	16,112	6,863	9,249	N/M
Total revenues	46,833	36,495	10,338	28.3%

Operating expenses
Same Store
Property operating expenses (1)	7,675	7,324	351	4.8%
Real estate taxes and insurance	4,417	4,335	82	1.9%
Property management fees (2)	914	876	38	4.3%
Property general and administrative expenses (3)	817	912	(95)	-10.4%
Same Store operating expenses	13,823	13,447	376	2.8%
Non-Same Store
Property operating expenses (4)	3,747	1,943	1,804	N/M
Real estate taxes and insurance	2,314	713	1,601	N/M
Property management fees (2)	494	209	285	N/M
Property general and administrative expenses (5)	355	224	131	N/M
Non-Same Store operating expenses	6,910	3,089	3,821	N/M
Total operating expenses	20,733	16,536	4,197	25.4%

NOI
Same Store	16,898	16,185	713	4.4%
Non-Same Store	9,202	3,774	5,428	N/M
Total NOI (6)	$26,100	$19,959	$6,141	30.8%
(1)	For the three months ended September 30, 2019 and 2018, excludes approximately $39,000 and $(97,000), respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended September 30, 2019 and 2018, excludes approximately $195,000 and $69,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the three months ended September 30, 2019 and 2018, excludes approximately $(5,000) and $61,000, respectively, of casualty-related expenses/(recoveries).
(5)

For the three months ended September 30, 2019 and 2018, excludes approximately $180,000 and $75,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our Q3 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended September 30, 2019 and 2018 (dollars in thousands, except for per unit data):

	Q3 2019	Q3 2018	% Change
Same Store Total Units	9,253	9,253
Same Store Occupied Units	8,630	8,705
Same Store Ending Occupancy	93.3%	94.1%	-0.8%
Same Store Average Rent per Unit	$1,034	$997	3.7%

Same Store Revenues
Same Store Rental Income	$26,707	$25,878	3.2%
Same Store Other Income	4,014	3,754	6.9%
Total Same Store Revenues	30,721	29,632	3.7%

Same Store Operating Expenses
Payroll	3,073	2,922	5.2%
Repairs & Maintenance	2,769	2,499	10.8%
Utilities	1,833	1,903	-3.7%
Real Estate Taxes	3,905	3,721	4.9%
Insurance	512	614	-16.6%
Property Management Fees	914	876	4.3%
Office Operations	524	559	-6.3%
Marketing	293	353	-17.0%
Total Same Store Operating Expenses	13,823	13,447	2.8%

Q3 Same Store NOI	$16,898	$16,185	4.4%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q3 2019	Q3 2018	% Change	Q3 2019	Q3 2018	bps ∆	Q3 2019	Q3 2018	% Change
Texas
Dallas	2,596	$973	$937	3.8%	92.9%	93.7%	-80	$7,047	$6,975	1.0%
Houston	1,184	1,131	1,137	-0.5%	94.2%	93.5%	70	3,746	3,751	-0.1%
Average/Total	3,780	1,022	1,000	2.2%	93.3%	93.7%	-40	10,793	10,726	0.6%

North Carolina
Charlotte	577	990	931	6.3%	92.2%	93.1%	-90	1,586	1,498	5.9%
Average/Total	577	990	931	6.3%	92.2%	93.1%	-90	1,586	1,498	5.9%

Georgia
Atlanta	1,460	1,097	1,038	5.7%	93.6%	94.0%	-40	4,402	4,146	6.2%
Average/Total	1,460	1,097	1,038	5.7%	93.6%	94.0%	-40	4,402	4,146	6.2%

Tennessee
Nashville	764	996	967	3.0%	93.6%	93.2%	40	2,126	2,046	3.9%
Average/Total	764	996	967	3.0%	93.6%	93.2%	40	2,126	2,046	3.9%

Florida
Orlando	830	1,162	1,112	4.5%	92.7%	95.5%	-280	2,707	2,630	2.9%
Tampa	576	943	916	2.9%	94.6%	95.0%	-40	1,541	1,474	4.5%
South Florida	439	1,202	1,172	2.6%	92.0%	95.4%	-340	1,501	1,442	4.1%
Average/Total	1,845	1,103	1,065	3.6%	93.1%	95.3%	-220	5,749	5,546	3.7%

Washington D.C.
D.C. Metro	156	1,154	1,100	4.9%	96.8%	94.9%	190	519	486	6.8%
Average/Total	156	1,154	1,100	4.9%	96.8%	94.9%	190	519	486	6.8%

Arizona
Phoenix	671	822	768	7.0%	92.7%	94.9%	-220	1,532	1,430	7.1%
Average/Total	671	822	768	7.0%	92.7%	94.9%	-220	1,532	1,430	7.1%

Average/Total	9,253	$1,034	$997	3.7%	93.3%	94.1%	-80	$26,707	$25,878	3.2%
(1)	This table only includes the 26 properties in our Q3 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Nine Months Ended September 30, 2019 and 2018

There are 26 properties encompassing 9,253 units of apartment space, or approximately 67% of our Portfolio, in our same store pool for the nine months ended September 30, 2019 and 2018 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following 11 properties in our Portfolio as of September 30, 2019: Cedar Pointe, Crestmont Reserve, Brandywine I & II, Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines and Arbors of Brentwood.

As of September 30, 2019, our YTD Same Store properties were approximately 93.3% leased with a weighted average monthly effective rent per occupied apartment unit of $1,034, a year-over-year decrease of 80 bps and an increase of $37, respectively.

The following table reflects the revenues, property operating expenses and NOI for the nine months ended September 30, 2019 and 2018 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Nine Months Ended September 30,
	2019	2018	$ Change	% Change
Revenues
Same Store
Rental income	$79,283	$76,173	$3,110	4.1%
Other income	11,388	10,962	426	3.9%
Same Store revenues	90,671	87,135	3,536	4.1%
Non-Same Store
Rental income	35,578	17,193	18,385	N/M
Other income	5,141	2,879	2,262	N/M
Non-Same Store revenues	40,719	20,072	20,647	N/M
Total revenues	131,390	107,207	24,183	22.6%

Operating expenses
Same Store
Property operating expenses (1)	21,733	21,461	272	1.3%
Real estate taxes and insurance	13,135	12,308	827	6.7%
Property management fees (2)	2,709	2,594	115	4.4%
Property general and administrative expenses (3)	2,724	2,836	(112)	-3.9%
Same Store operating expenses	40,301	39,199	1,102	2.8%
Non-Same Store
Property operating expenses (4)	9,497	5,580	3,917	N/M
Real estate taxes and insurance	4,918	2,184	2,734	N/M
Property management fees (2)	1,230	611	619	N/M
Property general and administrative expenses (5)	1,180	709	471	N/M
Non-Same Store operating expenses	16,825	9,084	7,741	N/M
Total operating expenses	57,126	48,283	8,843	18.3%

NOI
Same Store	50,370	47,936	2,434	5.1%
Non-Same Store	23,894	10,988	12,906	N/M
Total NOI (6)	$74,264	$58,924	$15,340	26.0%
(1)	For the nine months ended September 30, 2019 and 2018, excludes approximately $1,000 and $765,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the nine months ended September 30, 2019 and 2018, excludes approximately $587,000 and $691,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the nine months ended September 30, 2019 and 2018, excludes approximately $27,000 and $63,000, respectively, of casualty-related expenses.
(5)

For the nine months ended September 30, 2019 and 2018, excludes approximately $482,000 and $239,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the nine months ended September 30, 2019 and 2018 (dollars in thousands, except for per unit data):

	YTD 2019	YTD 2018	% Change
Same Store Total Units	9,253	9,253
Same Store Occupied Units	8,630	8,705
Same Store Ending Occupancy	93.3%	94.1%	-0.8%
Same Store Average Rent per Unit	$1,034	$997	3.7%

Same Store Revenues
Same Store Rental Income	$79,283	$76,173	4.1%
Same Store Other Income	11,388	10,962	3.9%
Total Same Store Revenues	90,671	87,135	4.1%

Same Store Operating Expenses
Payroll	9,087	8,728	4.1%
Repairs & Maintenance	7,690	7,147	7.6%
Utilities	4,956	5,586	-11.3%
Real Estate Taxes	11,544	10,509	9.8%
Insurance	1,591	1,799	-11.6%
Property Management Fees	2,709	2,594	4.4%
Office Operations	1,751	1,757	-0.3%
Marketing	973	1,079	-9.8%
Total Same Store Operating Expenses	40,301	39,199	2.8%

YTD Same Store NOI	$50,370	$47,936	5.1%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2019 and 2018 (in thousands, except per share amounts):

		For the Three Months Ended September 30,			For the Nine Months Ended September 30,
		2019	2018		2019	2018	% Change (1)
Net income (loss)		$119,104	$(5,260)		$112,744	$3,168	3458.8%
Depreciation and amortization		17,228	11,228		45,692	33,638	35.8%
Gain on sales of real estate		(127,700)	—		(127,700)	(13,742)	829.3%
Adjustment for noncontrolling interests		(26)	(28)		(92)	(70)	31.4%
FFO attributable to common stockholders		8,606	5,940		30,644	22,994	33.3%

FFO per share - basic		$0.36	$0.29		$1.29	$1.10	16.8%
FFO per share - diluted		$0.35	$0.28		$1.26	$1.08	17.1%

Loss on extinguishment of debt and modification costs		2,869	2,947		2,869	3,576	-19.8%
Casualty-related expenses/(recoveries)		34	(36)		26	(702)	-103.7%
Amortization of deferred financing costs - acquisition term notes		—	—		—	21	-100.0%
Adjustment for noncontrolling interests		(9)	2		(9)	(9)	0.0%
Core FFO attributable to common stockholders		11,500	8,853		33,530	25,880	29.6%

Core FFO per share - basic		$0.48	$0.43		$1.41	$1.24	13.5%
Core FFO per share - diluted		$0.47	$0.42		$1.38	$1.21	13.8%

Amortization of deferred financing costs - long term debt		541	341		1,443	1,061	36.0%
Equity-based compensation expense		1,291	1,094		3,944	3,103	27.1%
Adjustment for noncontrolling interests		(6)	(4)		(16)	(12)	33.3%
AFFO attributable to common stockholders		13,326	10,284		38,901	30,032	29.5%

AFFO per share - basic		$0.55	$0.50		$1.63	$1.44	13.5%
AFFO per share - diluted		$0.54	$0.48		$1.60	$1.41	13.8%

Weighted average common shares outstanding - basic		24,088	20,775		23,793	20,847	14.1%
Weighted average common shares outstanding - diluted		24,557	21,262		24,280	21,328	13.8%

Dividends declared per common share		$0.275	$0.250		$0.825	$0.750	10.0%

FFO Coverage - diluted	(2)	1.27x	1.12x	(2)	1.53x	1.44x	6.42%
Core FFO Coverage - diluted	(2)	1.70x	1.67x	(2)	1.67x	1.62x	3.46%
AFFO Coverage - diluted	(2)	1.97x	1.93x	(2)	1.94x	1.88x	3.44%
(1)	Represents the percentage change for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018.
(2)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The three months ended September 30, 2019 as compared to the three months ended September 30, 2018

FFO was $8.6 million for the three months ended September 30, 2019 compared to $5.9 million for the three months ended September 30, 2018, which was an increase of approximately $2.7 million. The change in our FFO between the periods primarily relates to an increase in total revenues of $10.3 million.  This was partially offset by an increase in property operating expenses of $4.5 million, an increase in advisory and administrative fees of $0.3 million, an increase in interest expense of $2.8 million, an increase in corporate general and administrative expenses of $0.4 million and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $11.5 million for the three months ended September 30, 2019 compared to $8.9 million for the three months ended September 30, 2018, which was an increase of approximately $2.6 million. The change in our Core FFO between the periods primarily relates to an increase in FFO, partially offset by a decrease in loss on extinguishment of debt and modification costs of $0.1 million and adjustments for amounts attributable to noncontrolling interests.

AFFO was $13.3 million for the three months ended September 30, 2019 compared to $10.3 million for the three months ended September 30, 2018, which was an increase of approximately $3.0 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and an increase in equity-based compensation expense of $0.2 million.

The nine months ended September 30, 2019 as compared to the nine months ended September 30, 2018

FFO was $30.6 million for the nine months ended September 30, 2019 compared to $23.0 million for the nine months ended September 30, 2018, which was an increase of approximately $7.6 million. The change in our FFO between the periods primarily relates to an increase in total revenues of $24.2 million, partially offset by increases in total property operating expenses of $9.7 million, advisory and administrative fees of $0.7 million, interest expense of $5.9 million, corporate general and administrative expenses of $1.6 million, and adjustments for amounts attributable to noncontrolling interests.

Core FFO was $33.5 million for the nine months ended September 30, 2019 compared to $25.9 million for the nine months ended September 30, 2018, which was an increase of approximately $7.6 million. The change in our Core FFO between the periods primarily relates to an increase in FFO and an increase in casualty-related losses of $0.7 million, partially offset by a decrease in loss on extinguishment of debt and modification costs of $0.7 million, and adjustments for amounts attributable to noncontrolling interests.

AFFO was $38.9 million for the nine months ended September 30, 2019 compared to $30.0 million for the nine months ended September 30, 2018, which was an increase of approximately $8.9 million. The change in our AFFO between the periods primarily relates to increases in Core FFO and equity-based compensation expense of $0.8 million.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q3 2019	Q3 2018	% Change	YTD 2019	YTD 2018	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$484,250	$130,980	269.7%	$635,746	$130,980	385.4%

Capitalized Rehab Expenditures
Interior	3,322	2,583	28.6%	8,783	6,138	43.1%
Exterior and common area	2,524	2,322	8.7%	7,661	7,314	4.7%

Capitalized Maintenance Expenditures
Recurring	1,627	1,463	11.2%	4,240	3,782	12.1%
Non-Recurring	1,599	1,340	19.3%	4,025	3,266	23.2%

Total Capital Expenditures	$493,322	$138,688	255.7%	$660,455	$151,480	336.0%

www.NexPointLiving.com	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Completed Value-Add Programs
Southpoint Reserve at Stoney Creek (4)	156	64	1,011	1,120	7,043	10.8%	18.6%
Woodbridge (4)	220	119	929	1,043	5,298	12.3%	25.8%
Total/Weighted Average	376	183	$957	$1,069	$5,888	11.7%	21.7%

Value-Add Programs In Progress
Arbors on Forest Ridge	210	214	837	895	2,911	6.9%	23.9%
Atera Apartments	380	145	1,185	1,336	3,033	12.7%	59.7%
Beechwood Terrace	300	266	873	970	4,630	11.1%	25.3%
Bella Vista	248	15	1,232	1,386	13,679	12.5%	13.5%
Brandywine I & II	632	22	1,019	1,183	8,995	16.1%	21.8%
Cedar Pointe	210	59	978	1,133	4,359	15.8%	42.6%
Courtney Cove	324	146	817	919	4,832	12.5%	25.4%
Crestmont Reserve	242	15	870	970	6,130	11.5%	19.6%
Cutter's Point	196	179	1,027	1,123	4,445	9.3%	25.9%
Eagle Crest	447	127	861	913	1,906	6.0%	33.0%
Hollister Place	260	199	947	1,064	3,223	12.4%	43.6%
Madera Point	256	177	817	911	3,983	11.5%	28.4%
Parc500	217	125	1,168	1,346	14,520	15.2%	14.8%
Radbourne Lake	225	282	1,027	1,073	949	4.5%	57.8%
Residences at West Place	342	17	1,189	1,306	5,978	9.8%	23.5%
Rockledge Apartments	708	448	1,175	1,306	6,690	11.1%	23.5%
Sabal Palm at Lake Buena Vista	400	227	1,146	1,227	615	7.1%	157.8%
Seasons 704 Apartments	222	141	1,045	1,130	5,700	8.1%	17.7%
Silverbrook	642	577	829	892	2,705	7.6%	28.3%
Summers Landing	196	27	979	1,045	1,185	6.7%	67.1%
Summit at Sabal Park	252	217	882	965	4,230	9.4%	23.4%
The Cornerstone	430	258	931	1,015	5,408	9.0%	18.6%
The Enclave	204	15	1,272	1,415	9,658	11.2%	17.9%
The Heritage	204	16	1,129	1,275	12,326	12.9%	14.3%
The Preserve at Terrell Mill	752	465	779	917	8,993	17.7%	18.4%
The Venue on Camelback (5)	415	86	664	923	10,806	39.0%	28.8%
Timber Creek	352	230	915	1,018	5,271	11.3%	23.4%
Venue at 8651	333	325	855	934	4,315	9.2%	21.9%
Versailles	388	478	837	910	3,728	8.7%	23.4%
Willow Grove	244	161	913	1,006	4,492	10.2%	24.9%
Total/Weighted Average	10,231	5,659	$923	$1,021	$4,825	10.6%	24.3%

Total/Weighted Average Completed	10,607	5,842	$924	$1,022	$4,860	10.6%	24.2%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Residences at Glenview Reserve	360	—	933	1,052	TBD	12.8%	TBD
Avant at Pembroke Pines	1,520	—	1,476	1,675	TBD	13.5%	TBD
Arbors of Brentwood	346	—	1,181	1,330	TBD	12.6%	TBD
Total/Weighted Average Planned	3,150	—	$1,310	$1,460	TBD	11.4%	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through September 30, 2019.
(3)	Inclusive of all full and partial interior upgrades completed and leased through September 30, 2019.
(4)	Properties were classified as held for sale as of September 30, 2019.
(5)	Property was formerly known as The Colonnade.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of September 30, 2019 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	3.70%	7/1/2024
Cutter's Point	Floating	84	$16,640	3.70%	7/1/2024
Eagle Crest	Floating	84	$29,510	3.70%	7/1/2024
Silverbrook	Floating	84	$30,590	3.70%	7/1/2024
Beechwood Terrace	Floating	84	$23,365	3.46%	9/1/2025
Willow Grove	Floating	84	$14,818	3.80%	7/1/2024
The Summit at Sabal Park	Floating	84	$13,560	3.64%	7/1/2024
Courtney Cove	Floating	84	$13,680	3.64%	7/1/2024
The Preserve at Terrell Mill	Floating	84	$42,480	3.64%	7/1/2024
Versailles	Floating	84	$23,880	3.64%	7/1/2024
Seasons 704 Apartments	Floating	84	$17,460	3.64%	7/1/2024
Madera Point	Floating	84	$15,150	3.64%	7/1/2024
Venue at 8651	Floating	84	$13,734	3.80%	7/1/2024
The Venue on Camelback	Floating	84	$28,093	3.70%	7/1/2024
Old Farm	Floating	84	$52,886	3.70%	7/1/2024
Stone Creek at Old Farm	Floating	84	$15,274	3.70%	7/1/2024
Timber Creek	Floating	84	$24,100	3.28%	10/1/2025
Radbourne Lake	Floating	84	$20,000	3.31%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	$42,100	3.32%	9/1/2025
Cornerstone	Fixed	120	$21,888	4.24%	3/1/2023
Parc500	Fixed	120	$15,289	4.49%	8/1/2025
Hollister Place	Floating	84	$14,811	3.36%	10/1/2025
Rockledge Apartments	Floating	84	$68,100	3.59%	7/1/2024
Atera Apartments	Floating	84	$29,500	3.50%	11/1/2024
Cedar Pointe	Floating	84	$17,300	3.37%	9/1/2025
Crestmont Reserve	Floating	84	$12,061	3.20%	10/1/2025
Brandywine I & II	Floating	84	$43,835	3.20%	10/1/2025
Bella Vista	Floating	84	$29,040	3.34%	2/1/2026
The Enclave	Floating	84	$25,322	3.34%	2/1/2026
The Heritage	Floating	84	$24,625	3.34%	2/1/2026
Summers Landing	Floating	84	$10,109	3.20%	10/1/2025
Residences at Glenview Reserve	Floating	84	$26,560	3.46%	10/1/2025
Residences at West Place	Fixed	120	$33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	$177,100	3.45%	9/1/2026
Arbors of Brentwood	Floating	84	$34,237	3.45%	10/1/2026
			1,034,044
Fair market value adjustment			1,514
Deferred financing costs, net of accumulated amortization of $2,254			(7,611)
			1,027,947

Held For Sale Property
Southpoint Reserve at Stoney Creek	Floating	84	$13,227	4.13%	1/1/2022
Woodbridge	Floating	84	$13,677	3.80%	7/1/2024
			$26,904
Deferred financing costs, net of accumulated amortization of $223			(288)
			$26,616
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on one-month LIBOR plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR as of September 30, 2019 was 2.0156%.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of September 30, 2019 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	24	$41,700	4.35%	1/28/2021
Corporate Credit Facility	Floating	24	19,000	4.29%	1/28/2021
Corporate Credit Facility	Floating	24	46,300	4.36%	1/28/2021
Deferred financing costs, net of accumulated amortization of $284			(966)
			$106,034
(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of September 30, 2019 was 2.0156%.

Interest Rate Swap Agreements

As of September 30, 2019, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional	Fixed Rate (1)
July 1, 2016	June 1, 2021	KeyBank	$100,000	1.1055%
July 1, 2016	June 1, 2021	KeyBank	100,000	1.0210%
July 1, 2016	June 1, 2021	KeyBank	100,000	0.9000%
September 1, 2016	June 1, 2021	KeyBank	100,000	0.9560%
April 1, 2017	April 1, 2022	KeyBank	100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	SunTrust	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
			$975,000	1.4147%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of September 30, 2019, one-month LIBOR was 2.0156%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

		Payments Due by Period (in thousands)
		Total	2019	2020	2021	2022	2023	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,034,044	$183	$744	$876	$1,391	$21,187	$1,009,663
Interest expense	(1)	193,576	7,893	31,395	33,685	35,532	34,895	50,176
Total		$1,227,620	$8,076	$32,139	$34,561	$36,923	$56,082	$1,059,839

Held For Sale Property Mortgage Debt
Principal payments		$26,904	$60	$266	$290	$12,610	$—	$13,678
Interest expense		3,719	272	1,074	1,059	526	526	262
Total		$30,623	$332	$1,340	$1,349	$13,136	$526	$13,940

Credit Facility
Principal payments		$107,000	$—	$—	$107,000	$—	$—	$—
Interest expense		6,157	1,169	4,645	343	—	—	—
Total		$113,157	$1,169	$4,645	$107,343	$—	$—	$—

Total contractual obligations and commitments		$1,371,400	$9,577	$38,124	$143,253	$50,059	$56,608	$1,073,779

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of September 30, 2019, we had entered into 11 interest rate swap transactions with a combined notional amount of $975.0 million. We have allocated the total impact of expected settlements on the $975.0 million notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of September 30, 2019 to determine our expected settlements through the terms of the interest rate swaps.

(1)

As of September 30, 2019, we had total indebtedness of $1,167.9 million at an adjusted weighted average interest rate of 2.86%, of which $1,097.0 million was debt with a floating interest rate. The interest rate swap agreements we have entered into effectively fix the interest rate on $975.0 million, or 98%, of our $990.0 million of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.4147% for one-month LIBOR on the $975.0 million notional amount of interest rate swap agreements that we have entered into as of September 30, 2019, which effectively fix the interest rate on $975.0 million of our floating rate mortgage debt outstanding.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
Eagle Crest	Irving, TX	447	1/31/2014	27,325	1,120	28,445	63,635
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,815	23,215	77,383
Willow Grove	Nashville, TN	244	7/21/2014	13,750	2,116	15,866	65,025
Woodbridge (3)	Nashville, TN	220	7/21/2014	16,000	1,641	17,641	80,186
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Southpoint Reserve at Stoney Creek (3)	Fredericksburg, VA	156	12/18/2014	17,000	1,737	18,737	120,109
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,252	28,752	136,914
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Total/Weighted Average		13,757		$1,606,515	$143,105	$1,749,620	$127,180
(1)	Only includes properties owned as of September 30, 2019.
(2)	Includes interior and exterior rehab.
(3)	Properties were classified as held for sale as of September 30, 2019.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Total/Weighted Average		6,806	$443,119	$681,925	$100,195		$672,519	$245,739
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) the cost of funds, (2) acquisition costs, (3) advisory and administrative fees, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (5) corporate general and administrative expenses, (6) other gains and losses that are specific to us, (7) casualty-related expenses/(recoveries), and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to (1) noncontrolling interests in consolidated joint ventures and (2) redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt and costs incurred in connection with a debt modification that are expensed), casualty-related expenses and recoveries, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing and the noncontrolling interests related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

NOI and Same Store NOI for the three and nine months ended September 30, 2019 and 2018

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Q3 and YTD Same Store NOI for the three and nine months ended September 30, 2019 and 2018 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2019	2018	2019	2018
Net income		$119,104	$(5,260)	$112,744	$3,168
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		1,891	1,885	5,613	5,586
Corporate general and administrative expenses		2,339	1,932	7,313	5,731
Casualty-related expenses	(1)	34	(36)	26	(702)
Property general and administrative expenses	(2)	375	144	1,069	930
Depreciation and amortization		17,228	11,228	45,692	33,638
Interest expense		9,960	7,119	26,638	20,739
Loss on extinguishment of debt and modification costs		2,869	2,947	2,869	3,576
Gain on sales of real estate		(127,700)	—	(127,700)	(13,742)
NOI		$26,100	$19,959	$74,264	$58,924
Less Non-Same Store
Revenues	(3)	(16,112)	(6,863)	(40,719)	(20,072)
Operating expenses	(3)	6,910	3,089	16,825	9,084
Same Store NOI	(3)	$16,898	$16,185	$50,370	$47,936

NOI and Same Store NOI for the year ended December 31, 2018

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our 2017-2018 Same Store NOI for the year ended December 31, 2018 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31, 2018
Net loss		$(1,614)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,474
Corporate general and administrative expenses		7,808
Casualty-related recoveries	(1)	(663)
Property general and administrative expenses	(2)	1,294
Depreciation and amortization		47,470
Interest expense		28,572
Loss on extinguishment of debt and modification costs		3,576
Gain on sales of real estate		(13,742)
NOI		$80,175
Less Non-Same Store
Revenues	(3)	(23,012)
Operating expenses	(3)	10,744
Same Store NOI	(3)	$67,907
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related recoveries.
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts for the three months ended September 30, 2019 and 2018 are derived from the operations of our Q3 Same Store and Non-Same Store properties; amounts for the nine months ended September 30, 2019 and 2018 are derived from the operations of our YTD Same Store and Non-Same Store properties; amounts for the year ended December 31, 2018 is derived from the operations of our 2017-2018 Same Store and Non-Same Store properties.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q3 2019	Q3 2018
Total mortgage debt	$1,060,948	$845,945
Credit facilities	107,000	80,000

Adjustments to arrive at net debt:
Cash and cash equivalents	(20,373)	(18,312)
Restricted cash held for value-add upgrades and green improvements	(16,535)	(3,702)
Net Debt	$1,131,040	$903,931
Enterprise Value (1)	$2,291,040	$1,593,931
Leverage Ratio	49%	57%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (loss) (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2019	2019 Quarters Ended
		Guidance (1)	December 31 (1)	September 30	June 30	March 31
Net income (loss)		$108,925	$(3,819)	$119,104	$(1,987)	$(4,373)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,500	1,887	1,891	1,872	1,850
Corporate general and administrative expenses		9,654	2,341	2,339	2,741	2,233
Casualty-related expenses/(recoveries)		(8)	(34)	34	(43)	35
Property general and administrative expenses	(2)	1,400	330	375	339	356
Depreciation and amortization		63,200	17,508	17,228	13,066	15,398
Interest expense		36,473	9,835	9,960	8,590	8,088
Loss on extinguishment of debt and modification costs		2,869	—	2,869	—	—
Gain on sales of real estate		(127,700)	—	(127,700)	—	—
NOI		$102,313	$28,048	$26,100	$24,578	$23,587
Less Non-Same Store
Revenues	(3)	(61,597)
Operating expenses	(3)	25,828
Same Store NOI	(3)	$66,544
(1)

Estimates shown for full year and fourth quarter 2019 guidance. Assumptions made for full year and fourth quarter 2019 NOI guidance include the Same Store operating growth projections included in the “2019 Full Year Guidance Summary” section of this release, the effect of the acquisition of the Phoenix Portfolio, Summer’s Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood and the other acquisition and disposition assumptions presented under “2019 Full Year Guidance Summary.”

(2)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

Amounts are derived from the results of operations of our pro forma Full Year 2019 Same Store properties and Non-Same Store properties. There are 25 properties in our Pro Forma Full Year 2019 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2019 (in thousands, except per share data):

For the Year Ended December 31, 2019
Mid-Point
Net income	$108,925
Depreciation and amortization	63,200
Gain on sales of real estate	(127,700)
Adjustment for noncontrolling interests	(133)
FFO attributable to common stockholders	44,292
FFO per share - diluted (1)	$1.80

Loss on extinguishment of debt and modification costs	2,869
Casualty-related recoveries	(8)
Adjustment for noncontrolling interests	(9)
Core FFO attributable to common stockholders	47,144
Core FFO per share - diluted (1)	$1.92

Amortization of deferred financing costs - long term debt	2,019
Equity-based compensation expense	5,154
Adjustment for noncontrolling interests	(22)
AFFO attributable to common stockholders	54,295
AFFO per share - diluted (1)	$2.21

Weighted average common shares outstanding - diluted	24,580
(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 24.6 million for the full year 2019.

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